EX-99.77O - TRANSACTIONS EFFECTED PURSUANT TO RULE 10f-3
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Name of Fund:      Goldman Sachs Core Fixed Income Fund
Name of Underwriter or Dealer Purchased From:  Deutsche Bank Securities Inc.
Names of Underwriting Syndicate Members:  Barclays Bank PLC; Citigroup Global Markets Inc.; Credit Suisse Securities (Europe); Deutsche Bank Securities Inc.; Goldman Sachs International; SMBC Nikko Capital Markets Ltd.; Daiwa Capital Markets Europe Ltd.; JP Morgan Securities Inc.; Merrill Lynch International Ltd.; RBS Securities Inc.; UBS Securities LLC
Name of Issuer:      Sumitomo Mitsui Banking
Title of Security:     SUMIBK 2.9 07/16
Date of First Offering:     7/18/2011
Dollar Amount Purchased:    399,428
Number of Shares or Par Value of Bonds Purchased: 400,000
Price Per Unit: 9     9.857
Resolution Approved:       Approved at the December 15, 2011 Board Meeting.*

Name of Fund:      Goldman Sachs Core Fixed Income Fund
Name of Underwriter or Dealer Purchased From:  Morgan Stanley & Co. Inc.
Names of Underwriting Syndicate Members:  Citigroup Global Markets Inc.; Morgan Stanley & Co. Inc.; Wells Fargo Securities LLC; Commerz Markets LLC; Goldman Sachs & Co.; HSBC Securities; JP Morgan Securities Inc.; Mitsubishi UFJ Securities USA Inc.; PNC Capital Markets; TD Securities USA LLC
Name of Issuer:      Dentsply International
Title of Security:     XRAY 4 1/8 08/21
Date of First Offering:     8/16/2011
Dollar Amount Purchased:    174,393
Number of Shares or Par Value of Bonds Purchased: 175,000
Price Per Unit:      99.653
Resolution Approved:       Approved at the December 15, 2011 Board Meeting.*

Name of Fund:      Goldman Sachs Core Fixed Income Fund
Name of Underwriter or Dealer Purchased From:  JP Morgan Securities, Inc.
Names of Underwriting Syndicate Members:  JP Morgan Securities, Inc.; Merrill Lynch Pierce Fenner & Smith; Banca Caboto SPA; Citigroup Global Markets Inc.; Commerz Markets LLC; HSBC Securities; ING Financial Markets; SG Americas Securities LLC; UBS Securities LLC; Banco Bilbao Vizcaya Argentaria; BMO Capital Markets Corp.; Danske Bank; Goldman Sachs & Co.; Loop Capital Markets LLC; Mizuho Securities USA Inc.; nabSecurities LLC; Wells Fargo Securities LLC
Name of Issuer:      Illinois Tool Works Inc.
Title of Security:     ITW3 3/8 09/15/21
Date of First Offering:     8/24/2011
Dollar Amount Purchased:    223,992
Number of Shares or Par Value of Bonds Purchased: 225,000
Price Per Unit:      99.552
Resolution Approved:       Approved at the December 15, 2011 Board Meeting.*

Name of Fund:      Goldman Sachs Core Fixed Income Fund
Name of Underwriter or Dealer Purchased From:  Barclays Capital Inc.
Names of Underwriting Syndicate Members:  Barclays Capital Inc.; Citigroup Global Markets Inc.; Credit Suisse Securities USA LLC; HSBC Securities; Merrill Lynch Pierce Fenner & Smith; Morgan Stanley & Co Inc.;
UBS Securities LLC; BNP Paribas Securities Corp.; Deutsche Bank Securities Inc.; Goldman Sachs & Co.; Mitsubishi UFJ Securities USA Inc.; RBS Securities Inc.; Santander Investment Securities Inc.; SG Americas Securities LLC; US Bancorp Investments Inc.; Wells Fargo Securities LLC
Name of Issuer:      Hewlett-Packard Co.
Title of Security:     HPQ 3 09/15/16
Date of First Offering:     9/13/2011
Dollar Amount Purchased:    249,460
Number of Shares or Par Value of Bonds Purchased: 250,000
Price Per Unit:      99.784
Resolution Approved:       Approved at the December 15, 2011 Board Meeting.*

Name of Fund:      Goldman Sachs Core Fixed Income Fund
Name of Underwriter or Dealer Purchased From:  Bank of America
Names of Underwriting Syndicate Members:  Citigroup Global Markets Inc.; Goldman Sachs & Co.; Merrill Lynch Pierce Fenner & Smith; Credit Suisse Securities USA LLC; Needham & Co. Inc.; RBS Securities Inc.
Name of Issuer:      Intel Corp.
Title of Security:     INTC 1.95 10/16
Date of First Offering:     9/14/2011
Dollar Amount Purchased:    324,503
Number of Shares or Par Value of Bonds Purchased: 325,000
Price Per Unit:      99.847
Resolution Approved:       Approved at the December 15, 2011 Board Meeting.*

Name of Fund:      Goldman Sachs Core Fixed Income Fund
Name of Underwriter or Dealer Purchased From:  Credit Suisse First Boston
Names of Underwriting Syndicate Members:  Credit Suisse Securities USA LLC; Deutsche Bank Securities Inc.; Morgan Stanley & Co. Inc.; RBC Capital Markets; UBS Securities LLC; Barclays Capital Inc.; CastleOak Securities LP; Citigroup Global Markets Inc.; Goldman Sachs & Co.; JP Morgan Securities, Inc.; Lebenthal & Co. Inc.; Merrill Lynch Pierce Fenner & Smith; Mitsubishi UFJ Securities USA Inc.; Mizuho Securities USA Inc.; Muriel Siebert & Co. Inc.; RBS Securities Inc.; Santander Investment Securities Inc.; Wells Fargo Securities LLC; Williams Capital Group LP
Name of Issuer:      Verizon Communications
Title of Security:     VZ 3 1/2 11/01/21
Date of First Offering:     10/27/2011
Dollar Amount Purchased:    446,436
Number of Shares or Par Value of Bonds Purchased: 450,000
Price Per Unit:      99.208
Resolution Approved:       Approved at the February 16, 2012 Board Meeting.**

Name of Fund:      Goldman Sachs Growth Opportunities Fund
Name of Underwriter or Dealer Purchased From:  Morgan Stanley & Co. LLC
Names of Underwriting Syndicate Members:  Allen & Co. Inc.; Bank of America Merrill Lynch; Barclays Capital Inc.; Citibank, NA; Credit Suisse AG; Deutsche Bank Securities Inc.; Goldman Sachs & Co.; JP Morgan Chase & Co.; RBC Capital Markets; Wells Fargo Securities LLC; Williams Capital Group LP; William Blair and Company; Morgan Stanley & Co. LLC; Loop Capital Markets LLC
Name of Issuer:      Groupon Inc.
Title of Security:     GROUPON INC
Date of First Offering:     11/3/2011
Dollar Amount Purchased:    527,800
Number of Shares or Par Value of Bonds Purchased: 26,390
Price Per Unit:      20.00
Resolution Approved:       Approved at the February 16, 2012 Board Meeting.**

Name of Fund:      Goldman Sachs Core Fixed Income Fund
Name of Underwriter or Dealer Purchased From:  Bank of America
Names of Underwriting Syndicate Members:  Citigroup Global Markets Inc.; JP Morgan Securities, Inc.; Merrill Lynch Pierce Fenner & Smith; Morgan Stanley & Co. Inc.; Barclays Capital Inc.; Credit Suisse Securities USA LLC; Deutsche Bank Securities Inc.; Goldman Sachs & Co.; Mitsubishi UFJ Securities USA Inc.; UBS Securities LLC; SMBC Nikko Capital Markets Ltd.
Name of Issuer:      Amgen Inc.
Title of Security:     AMGN 3 7/8 11/21
Date of First Offering:     11/7/2011
Dollar Amount Purchased:    373,950
Number of Shares or Par Value of Bonds Purchased: 375,000
Price Per Unit:      99.72
Resolution Approved:       Approved at the February 16, 2012 Board Meeting.**

Name of Fund:      Goldman Sachs Core Fixed Income Fund
Name of Underwriter or Dealer Purchased From:  Barclays Capital Inc.
Names of Underwriting Syndicate Members:  Barclays Capital Inc.; Citigroup Global Markets Inc.; Credit Suisse Securities USA LLC; JP Morgan Securities, Inc.; Mitsubishi UFJ Securities USA Inc.; Wells Fargo Securities LLC; Credit Agricole Securities USA Inc.; DNB Nor Markets Inc.; Goldman Sachs & Co.; Standard Chartered Bank (US)
Name of Issuer:      Transocean Inc.
Title of Security:     RIG6 3/8 12/15/21
Date of First Offering:     11/30/2011
Dollar Amount Purchased:    124,933
Number of Shares or Par Value of Bonds Purchased: 125,000
Price Per Unit:      99.946
Resolution Approved:       Approved at the February 16, 2012 Board Meeting.**

Name of Fund:      Goldman Sachs Growth Opportunities Fund
Name of Underwriter or Dealer Purchased From:  Morgan Stanley & Co. LLC
Names of Underwriting Syndicate Members:  Allen & Co. Inc.; Barclay Investments, Banc of America Securities Merrill Lynch; Goldman Sachs & Co.; JP Morgan Securities Inc.; Morgan Stanley & Co., Inc.
Name of Issuer:      Zynga Inc.
Title of Security:     ZYNGA INC
Date of First Offering:     12/15/2011
Dollar Amount Purchased:    425,490
Number of Shares or Par Value of Bonds Purchased: 42,549
Price Per Unit:      10.00
Resolution Approved:       Approved at the February 16, 2012 Board Meeting.**

* Resolution adopted at the Meeting of the Board of Trustees on December 15, 2011:
RESOLVED, that, in reliance upon the written report provided by Goldman Sachs Asset Management, L.P. ("GSAM") to the Trustees, all purchases made during the calendar quarter ended September 30, 2011 by the Trust on behalf of its Funds of instruments during the existence of underwriting or selling syndicates, under circumstances where
 Goldman, Sachs & Co. or any of its affiliates is a member of the syndicate, were effected in compliance with the procedures adopted by the Trustees pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended (the "1940 Act").

** Resolution adopted at the Meeting of the Board of Trustees on February 16, 2012:
RESOLVED, that, in reliance upon the written report provided by Goldman Sachs Asset Management, L.P. ("GSAM") to the Trustees, all purchases made during the calendar quarter ended December 31, 2011 by the Trust on behalf of its Funds of instruments during the existence of underwriting or selling syndicates, under circumstances where
Goldman, Sachs & Co. or any of its affiliates is a member of the syndicate, were effected in compliance with the procedures adopted by the Trustees pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended
(the "1940 Act").